UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2015

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

382 N. Lemon Ave., Ste. 364, Walnut, California		91789
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-768-3360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Senior Secured Convertible Promissory Note

The Registrant entered into a Senior Secured Convertible Promissory Note (the "Agreement") with Kevin Schewe, Director, on September 28, 2012. On October 28, 2014, the Board of Directors of the Registrant voted to change the Conversion Price in the Agreement from 80% of the Average Trading Price as reported by the principal trading exchange on which the Registrant’s Common Stock is traded for the twenty (20) trading days preceding the date of the Note to 50% of the Average Trading Price as reported by the principal trading exchange on which the Registrant’s Common Stock is traded for the twenty (20) trading days preceding the date of the Note.

On August 31, 2015, the Board of Directors of the Registrant voted to change the Conversion Price in the Agreement from 50% of the Average Trading Price as reported by the principal trading exchange on which the Registrant’s Common Stock is traded for the twenty (20) trading days preceding the date of the Note to 20% of the Average Trading Price as reported by the principal trading exchange on which the Registrant’s Common Stock is traded for the twenty (20) trading days preceding the date of the Note.

The Amendment to Senior Secured Convertible Promissory Note is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description

10.1 Amendment to Senior Secured Convertible Promissory Note dated August 31, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

September 4, 2015	By:	Stephen J. Muzi

Name: Stephen J. Muzi
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment to Senior Secured Convertible Promissory Note dated August 31, 2015